EXHIBIT 15

LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

To the Board of Directors and Stockholders of The Bear Stearns Companies Inc.:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim consolidated financial information of The Bear Stearns Companies Inc. and Subsidiaries as of February 28, 2002 and for the three months ended February 28, 2002 and February 23, 2001, as indicated in our report dated April 15, 2002; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended February 28, 2002, is incorporated by reference in the following Registration Statements:


            Filed on Form S-3:
                           Registration Statement No.  33-56009
                           Registration Statement No. 333-42295
                           Registration Statement No. 333-43565
                           Registration Statement No. 333-57083
                           Registration Statement No. 333-61437
                           Registration Statement No. 333-66861
                           Registration Statement No. 333-79417
                           Registration Statement No. 333-83049
                           Registration Statement No. 333-31980
                           Registration Statement No. 333-49876
                           Registration Statement No. 333-52902
                           Registration Statement No. 333-76894

            Filed on Form S-8:
                           Registration Statement No.  33-49979
                           Registration Statement No.  33-50012
                           Registration Statement No.  33-55804
                           Registration Statement No.  33-56103
                           Registration Statement No. 333-16041
                           Registration Statement No. 333-57661
                           Registration Statement No. 333-58007
                           Registration Statement No. 333-66353
                           Registration Statement No. 333-81901
                           Registration Statement No. 333-92357
                           Registration Statement No. 333-50928
                           Registration Statement No. 333-57460
                           Registration Statement No. 333-63002
                           Registration Statement No. 333-74200
                           Registration Statement No. 333-83580
                           Registration Statement No. 333-86060

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ DELOITTE & TOUCHE LLP
New York, New York
April 15, 2002



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